UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

SECOND SIGHT MEDICAL PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

California	001-36747	02-0692322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13170 Telfair Ave Sylmar, California	91342
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 833-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Warrants	EYES EYESW	Nasdaq Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2022 (the “Original Report”) by Second Sight Medical Products, Inc. (the “Company”), on February 4, 2022, the Company entered into the agreement and plan of merger (the “Merger Agreement”) with Nano Precision Medical, Inc., a California corporation (“NPM”), and, upon and subject to the execution of a joinder, NPM Acquisition Corp., a California corporation and a wholly-owned subsidiary of the Company.

To the extent required by Item 1.01 of Form 8-K, the information contained in (or incorporated by reference into) the Original Report is hereby incorporated by reference into this Item 1.01.

On June 15, 2015, NPM granted a waiver to the Company in connection with the Merger Agreement (the “Waiver”). The Waiver has the effect of an amendment to the Merger Agreement decreasing the available cash requirement under the Merger Agreement to $63 million (less the amount of any advance made by the Company to NPM for working capital).

The foregoing description of the Waiver does not purport to be complete and is qualified in its entirety by reference to the Waiver, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference into this Item 1.01.

Additional Information and Where to Find It

This communication relates to a proposed business combination of the Company and NPM that is the subject of a registration statement on Form S-4 filed by the Company with the SEC, which includes a proxy statement/prospectus. The registration statement on Form S-4, including the proxy statement/prospectus, provides full details of the proposed Merger and the attendant benefits and risks. This communication is not a substitute for the Registration Statement on Form S-4, including the proxy statement/prospectus, or any other document that Company may file with the SEC or send to their respective shareholders in connection with the proposed Merger. Investors and security holders are urged to read the registration statement on Form S-4, including the definitive proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to Company’s or NPM’s shareholders because they contain important information about the proposed Merger. All documents are available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Company’s Investor Relations department at investors@secondsight.com.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in the Solicitation

The Company and its respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed business combination. Information about the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the registration statement on Form S-4, including the proxy statement/prospectus, and all other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Investors should read the registration statement on Form S-4, including the proxy statement/prospectus carefully before making any voting or investment decisions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Waiver of Available Cash Requirement to the Merger Agreement dated June 15, 2022
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECOND SIGHT MEDICAL PRODUCTS, INC.

Date: June 21, 2022	By:	/s/ Scott Dunbar
Scott Dunbar
Acting Chief Executive Officer